NEWS RELEASE

ViewCast Contact: Laurie L. Latham Chief Financial Officer Tel: +1 (972) 488-7200	PR Agency Contact: Jessie Glockner Rainier Communications Tel: +1 (508) 475-0025 x140 E-mail: jglockner@rainierco.com	Investor Contact: Matt Clawson Allen & Caron Tel: +1 (949) 474-4300 E-mail: matt@allencaron.com

ViewCast Reports 2010 First Quarter Results

Top Line Turnaround Continues, Loss Narrows as Product Initiatives Take Hold

PLANO, Texas – May 17, 2010 - ViewCast Corporation (OTCBB: VCST), a developer of industry-leading solutions for the transformation, management and delivery of digital media over enterprise, broadband, and mobile networks, today reported its results for the first quarter ended March 31, 2010.

The Company reported that its turnaround and improving results continued in the first quarter as revenues increased sequentially from the 2009 fourth quarter, sales improved across all product categories, new and established customers showed renewed interest in ViewCast products, including the largest OEM customer, and significant milestones were met in product development initiatives.

Highlights of the Quarter

Important progress made in the first quarter and subsequent weeks included:

•	The second consecutive quarter of sequential revenue improvement.

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The debut of new streaming media and digital content solutions at the National Association of Broadcasters tradeshow (“NAB”) including ViewCast Media Platform (VMp) and Niagara SCX 6.2 with support for HTTP adaptive streaming to Apple iPhone® and iPad® devices.

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The hiring of veteran business development executive John Hammock as Vice President of Sales. Hammock is already applying his proven industry expertise to help develop the company’s global sales team, forge strategic business partnerships, and expand ViewCast’s channel sales and distribution networks.

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ViewCast President and Chief Executive Officer Dave Stoner said, “Results from the first quarter and our visibility into the second quarter have energized the entire team around what we can accomplish this year. We believe the work we did during the economic downturn of 2009, including product development and cost cutting, has positioned us for significant growth and much improved financial results. We saw first hand at NAB the energy our new products, including our VMp media portal, have generated in the digital media community. Our new Vice President of Sales, John Hammock, has already established momentum with large channel partners and volume buyers. And, more recently, our work with Apple and other high-profile mobile device manufacturers has us very optimistic about all of 2010 and beyond.”

First Quarter Financial Results

As projected, revenues increased sequentially from the $3.4 million in the 2009 fourth quarter to $3.7 million in the 2010 first quarter but were lower than the $4.2 million in the first quarter 2009. Sales were down from the prior year period due principally to large orders that the company received during that prior year period from its largest OEM partner.  Sales to that OEM customer ceased during the second half of 2009, but resumed in the 2010 first quarter. Gross profit was $2.4 million, or 64 percent of revenues, in the first quarter 2010, compared to $2.6 million, or 63 percent of revenues, in first quarter 2009.

Operating expenses for first quarter 2010 were $2.7 million, compared to $3.1 million for first quarter 2009.  The operating loss was cut to $284,000, compared to operating loss of $501,000 for first-quarter 2009.

Net loss for first quarter 2010 was $311,000 compared to net loss of $535,000 in the first quarter 2009. After preferred dividends adjustment, the first quarter 2010 net loss per share applicable to the common shareholders was $(0.01) per share on a fully diluted basis compared to net loss per share applicable to the common shareholders of $(0.02) per share on a fully diluted basis, in the first quarter 2009.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the 2010 first quarter was $(54,000), compared to $(343,000) in the 2009 first quarter. EBITDA is a non-GAAP measure that ViewCast management believes can be helpful in assessing the Company’s overall performance and considers as an indicator of operating efficiency and earnings quality. The Company suggests that EBITDA be viewed in conjunction with the Company’s reported financial results or other financial information prepared in accordance with GAAP.

Conference Call Information

A conference call with management is scheduled today at 11:30 a.m. EDT to discuss the Company’s financial results, business strategy and outlook. The call may be accessed by dialing 877-941-4774 five minutes prior to the scheduled start time and referencing ViewCast. Callers outside the United States may dial +1-480-629-9762 for access. In addition, a live audio webcast of the call will be available at http://www.viewcast.com/irconferencecall. An archive of the webcast will be available at the same web page beginning approximately 30 minutes after the end of the call.

About ViewCast Corporation

ViewCast’s award-winning solutions simplify the complex workflows required for the Web-based streaming of news, sports, music and other video content to computers and mobile devices, empowering broadcasters, businesses and governments to easily and effectively reach and expand their audiences. With more than 350,000 video capture cards deployed globally, ViewCast sets the standard in the streaming media industry. ViewCast Niagara® streaming appliances, Osprey® video capture cards, and Niagara SCX® encoding and management software provide the highly reliable technology required to deliver the multi-platform experiences driving today’s digital media market.

ViewCast, Osprey, VMp, Niagara and Niagara SCX are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries. Apple and iPhone are trademarks of Apple Inc., registered in the U.S. and other countries.

Safe Harbor Statement

Certain statements in this release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current outlook. Such statements apply to future events and are therefore subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, changes in market and business conditions, demand for the Company’s products and services, technological change, the ability of the Company to develop and market new products, increased competition, the ability of the Company to obtain and enforce its patent and avoid infringing other parties’ patents, changes in government regulations and whether the above-described acquisition of Ancept’s assets is successfully integrated.   All written and verbal forward-looking statements attributable to ViewCast and any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. ViewCast does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the company's reports on Form 10-K and 10-Q on file with the U.S. Securities and Exchange Commission.

Financial Tables Follow

VIEWCAST CORPORATION
OPERATING HIGHLIGHTS
(Unaudited)
(In thousands – except per share amounts)

	Three Months Ended
	March 31,
	2010	2009

Net sales	$3,678	$4,217

Cost of sales	1,310	1,578

Gross profit	2,368	2,639

Total operating expenses	2,652	3,140

Operating loss	(284)	(501)

Total other expense	(27)	(34)

Income tax expense	0	0

Net loss	$(311)	$(535)

Net loss applicable to common stockholders
Preferred dividends	(205)	(205)

	$(516)	$(740)

Net loss per common share:
Basic and Diluted	$(0.01)	$(0.02)

Weighted average number of common shares outstanding:
Basic and Diluted	35,992	33,137

RECONCILIATION OF NET INCOME TO EBITDA
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2010	2009

Net loss	$(311)	$(535)

Depreciation and amortization	230	158

Total other and income tax expense	27	34

EBITDA	$(54)	$(343)

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